Exhibit 99.3

American Homes 4 Rent

American Homes 4 Rent

Earnings Press Release

American Homes 4 Rent Reports Third Quarter 2019 Financial and Operating Results
AGOURA HILLS, Calif., Nov. 7, 2019—American Homes 4 Rent (NYSE: AMH) (the “Company”), a leading provider of high-quality single-family homes for rent, today announced its financial and operating results for the quarter ended September 30, 2019.
Highlights

•	Total revenues increased 6.5% to $298.3 million for the third quarter of 2019 from $280.1 million for the third quarter of 2018.

•
Net income attributable to common shareholders totaled $23.5 million, or $0.08 per diluted share, for the third quarter of 2019, compared to $15.2 million, or $0.05 per diluted share, for the third quarter of 2018.

•
Core Funds from Operations (“Core FFO”) attributable to common share and unit holders for the third quarter of 2019 was $97.4 million, or $0.28 per FFO share and unit, compared to $92.2 million, or $0.26 per FFO share and unit, for the third quarter of 2018, which represents a 5.4% increase on a per share and unit basis.

•
Adjusted Funds from Operations (“Adjusted FFO”) attributable to common share and unit holders for the third quarter of 2019 was $83.9 million, or $0.24 per FFO share and unit, compared to $79.4 million, or $0.23 per FFO share and unit, for the third quarter of 2018, which represents a 5.2% increase on a per share and unit basis.

•
Core Net Operating Income (“Core NOI”) from Same-Home properties increased by 2.5% year-over year for the third quarter of 2019. Core NOI After Capital Expenditures from Same-Home properties increased by 2.0% year-over-year for the third quarter of 2019.

•
Maintained strong Same-Home portfolio Average Occupied Days Percentage of 95.1% while achieving a 3.6% year-over-year growth in Average Monthly Realized Rent per property for the third quarter of 2019.

•
Raised Full Year 2019 Core FFO attributable to common share and unit holders guidance by $0.01 per share and unit at the midpoint to a range of $1.10 to $1.12, along with updates to certain other components to 2019 guidance.

“The American Homes 4 Rent platform continues to deliver strong and consistent operating results as we prepare for our next chapter of growth,” stated David Singelyn, American Homes 4 Rent’s Chief Executive Officer. “To date, we’ve strategically invested into building a one-of-a-kind internal development program that, when coupled with our operating platform and best-in-class balance sheet, clearly differentiates AMH and positions our portfolio for outsized growth. We are excited to be on the forefront of the built-for-rental home opportunity, which has the potential to both revolutionize our industry and further enhance long-term value creation for our shareholders.”
Third Quarter 2019 Financial Results

On January 1, 2019, the Company adopted the new lease accounting standard, ASU No. 2016-02, which prospectively results in a larger portion of internal leasing costs being expensed that were previously capitalized. For purposes of comparability, applicable prior period non-GAAP financial metrics have been conformed to reflect the new lease accounting standard. Refer to Defined Terms and Non-GAAP Reconciliations for further information.
Net income attributable to common shareholders totaled $23.5 million, or $0.08 per diluted share, for the third quarter of 2019, compared to $15.2 million, or $0.05 per diluted share, for the third quarter of 2018. This improvement was primarily attributable to higher revenues resulting from a larger number of occupied properties and higher rental rates, which were offset in part by higher property operating expenses and property management expenses, as well as an increase in gain on sale of single-family properties and other, net.
Total revenues increased 6.5% to $298.3 million for the third quarter of 2019 from $280.1 million for the third quarter of 2018. Revenue growth was primarily driven by continued strong leasing activity, as our average occupied portfolio grew to 48,990

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	3

American Homes 4 Rent

Earnings Press Release (continued)

homes for the quarter ended September 30, 2019, compared to 47,655 homes for the quarter ended September 30, 2018, as well as higher rental rates.
Core NOI on our total portfolio increased 5.1% to $150.9 million for the third quarter of 2019, compared to $143.6 million for the third quarter of 2018. This increase was primarily due to growth in rental income resulting from a larger number of occupied properties and higher rental rates, partially offset by higher property tax expense and higher repairs and maintenance and turnover costs, net.
Core revenues from Same-Home properties increased 3.9% to $189.6 million for the third quarter of 2019, compared to $182.5 million for the third quarter of 2018. This growth was primarily driven by a 3.6% increase in Average Monthly Realized Rent per property as well as higher fees from single-family properties resulting from operational enhancements to our fee structure. Core property operating expenses from Same-Home properties increased 6.3% to $72.4 million for the third quarter of 2019, compared to $68.1 million for the third quarter of 2018, driven mostly by higher property tax expense related to outsized 2019 valuation increases and higher repairs and maintenance and turnover costs, net primarily due to multiple hurricane and weather-related events, resulting in $1.0 million of expenses in the third quarter of 2019. As a result, Core NOI from Same-Home properties increased 2.5% to $117.2 million for the third quarter of 2019, compared to $114.4 million for the third quarter of 2018. After capital expenditures, Core NOI from Same-Home properties increased 2.0% to $107.2 million for the third quarter of 2019, compared to $105.1 million for the third quarter of 2018. For the third quarter of 2019, capital expenditures reflected above average increases from the planned expansion of our strategic preventative maintenance program.
Core FFO attributable to common share and unit holders was $97.4 million, or $0.28 per FFO share and unit, for the third quarter of 2019, compared to $92.2 million, or $0.26 per FFO share and unit, for the third quarter of 2018. Adjusted FFO attributable to common share and unit holders for the third quarter of 2019 was $83.9 million, or $0.24 per FFO share and unit, compared to $79.4 million, or $0.23 per FFO share and unit, for the third quarter of 2018. This improvement was primarily attributable to increases in rental revenue driven by a larger number of occupied properties and higher rental rates, partially offset by higher property tax expense and higher repairs and maintenance and turnover costs, net.
Year-to-Date 2019 Financial Results

On January 1, 2019, the Company adopted the new lease accounting standard, ASU No. 2016-02, which prospectively results in a larger portion of internal leasing costs being expensed that were previously capitalized. For purposes of comparability, applicable prior period non-GAAP financial metrics have been conformed to reflect the new lease accounting standard. Refer to Defined Terms and Non-GAAP Reconciliations for further information.
Net income attributable to common shareholders was $62.3 million, or $0.21 per diluted share, for the nine-month period ended September 30, 2019, compared to $5.8 million, or $0.02 per diluted share, for the nine-month period ended September 30, 2018. This improvement was primarily attributable to higher revenues resulting from a larger number of occupied properties and higher rental rates, an increase in gain on sale of single-family properties and other, net, and a noncash charge related to the redemption of the Series C participating preferred shares through a conversion into Class A common shares during the second quarter of 2018.
Total revenues increased 7.1% to $859.4 million for the nine-month period ended September 30, 2019 from $802.5 million for the nine-month period ended September 30, 2018. Revenue growth was primarily driven by continued strong leasing activity, as our average occupied portfolio grew to 48,667 homes as of September 30, 2019, compared to 47,255 homes as of September 30, 2018.
Core NOI on our total portfolio increased 7.6% to $455.5 million for the nine-month period ended September 30, 2019, compared to $423.2 million for the nine-month period ended September 30, 2018. This increase was primarily due to growth in rental

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	4

American Homes 4 Rent

Earnings Press Release (continued)

income resulting from a larger number of occupied properties and higher rental rates, partially offset by higher property tax expense, higher repairs and maintenance and turnover costs, net and higher property management expenses, net.
Core revenues from Same-Home properties increased 4.2% to $565.9 million for the nine-month period ended September 30, 2019, compared to $543.3 million for the nine-month period ended September 30, 2018. This growth was primarily driven by a 3.6% increase in Average Monthly Realized Rent per property and an increase in Average Occupied Days Percentage to 95.4% from 95.1% as well as higher fees from single-family properties resulting from operational enhancements to our fee structure. Core property operating expenses from Same-Home properties increased 4.8% to $208.0 million for the nine-month period ended September 30, 2019, compared to $198.5 million for the nine-month period ended September 30, 2018, driven mostly by higher property tax expense related to outsized 2019 valuation increases and higher repairs and maintenance and turnover costs, net. As a result, Core NOI from Same-Home properties increased 3.8% to $357.9 million for the nine-month period ended September 30, 2019, compared to $344.8 million for the nine-month period ended September 30, 2018. After capital expenditures, Core NOI from Same-Home properties increased 3.3% to $333.3 million for the nine-month period ended September 30, 2019, compared to $322.6 million for the nine-month period ended September 30, 2018. For the nine-month period ended September 30, 2019, capital expenditures reflected above average increases from the planned expansion of our strategic preventative maintenance program.
Core FFO attributable to common share and unit holders was $291.4 million, or $0.83 per FFO share and unit, for the nine-month period ended September 30, 2019, compared to $267.3 million, or $0.77 per FFO share and unit, for the nine-month period ended September 30, 2018. Adjusted FFO attributable to common share and unit holders for the nine-month period ended September 30, 2019 was $257.5 million, or $0.73 per FFO share and unit, compared to $236.2 million, or $0.68 per FFO share and unit, for the nine-month period ended September 30, 2018. This improvement was primarily attributable to increases in rental revenue driven by a larger number of occupied properties and higher rental rates, partially offset by higher property tax expense, higher repairs and maintenance and turnover costs, net and higher property management expenses, net.
Portfolio
As of September 30, 2019, the Company had an occupancy percentage of 95.6%, compared to 96.4% as of June 30, 2019. The occupancy percentage on Same-Home properties was 95.7% as of September 30, 2019, compared to 96.4% as of June 30, 2019.
Investments
As of September 30, 2019, the Company’s total portfolio consisted of 52,537 homes, including 1,439 properties held for sale, compared to 52,634 homes as of June 30, 2019, including 1,664 properties held for sale, a decrease of 97 homes, which included 341 homes sold, offset by 9 properties acquired through traditional acquisition channels and 235 newly constructed properties delivered through our AMH Development and National Builder Programs.
Capital Activities and Balance Sheet
As of September 30, 2019, the Company had cash and cash equivalents of $171.2 million and had total outstanding debt of $2.9 billion, excluding unamortized discounts and unamortized deferred financing costs, with a weighted-average interest rate of 4.4% and a weighted-average term to maturity of 13.4 years. The Company had no outstanding borrowings on its $800.0 million revolving credit facility at the end of the quarter.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	5

American Homes 4 Rent

Earnings Press Release (continued)

2019 Guidance
Guidance Summary

Full Year 2019
	Previous Guidance	Current Guidance
Core FFO attributable to common share and unit holders	$1.06 - $1.14	$1.10 - $1.12

Same-Home
Core revenues growth	3.2% - 4.2%	3.8% - 4.2%
Core property operating expenses growth	3.5% - 4.5%	4.7% - 5.1%
Core NOI growth	3.0% - 4.0%	3.3% - 3.7%
Core NOI After Capital Expenditures growth	2.6% - 3.6%	2.9% - 3.3%

Changes to Full Year 2019 guidance:

•	Core FFO attributable to common share and unit holders revised to reflect higher NOI growth from Non-Same-Home properties.

•	Same-Home Core revenues growth revised to reflect better than expected strength in Average Occupied Days.

•	Same-Home Core property operating expenses growth revised to reflect higher than expected property tax expense related to outsized 2019 valuation increases.
Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income or loss, total revenues and property operating expenses, or a reconciliation of the above-listed forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, net gain or loss on sales and impairment of single-family properties, casualty loss, Non-Same-Home revenues and Non-Same-Home property operating expenses. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period.
Additional Information
A copy of the Company’s Third Quarter 2019 Earnings Release and Supplemental Information Package and this press release are available on our website at www.americanhomes4rent.com. This information has also been furnished to the SEC in a current report on Form 8-K.
Conference Call
A conference call is scheduled on Friday, November 8, 2019, at 11:00 a.m. Eastern Time to discuss the Company’s financial results for the quarter ended September 30, 2019, and to provide an update on its business. The domestic dial-in number is (877) 451-6152 (U.S. and Canada) and the international dial-in number is (201) 389-0879 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.americanhomes4rent.com, under “For Investors.” A replay of the conference call may be accessed through Friday, November 22, 2019 by calling (844) 512-2921 (U.S. and Canada) or (412) 317-6671 (international), replay passcode number 13695224#, or by using the link at www.americanhomes4rent.com, under “For Investors.”

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	6

American Homes 4 Rent

Earnings Press Release (continued)

About American Homes 4 Rent
American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high-quality, good value and tenant satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, developing, renovating, leasing, and operating attractive, single-family homes as rental properties. As of September 30, 2019, we owned 52,537 single-family properties in selected submarkets in 22 states.
Forward-Looking Statements
This press release contains “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal,” “outlook,” “guidance” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our 2019 Guidance and our belief that there will be continued strong demand for single-family rentals and our ability to continue to expand our built-for-rental program and deliver consistent operating results. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company’s management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and in the Company’s subsequent filings with the SEC.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	7

American Homes 4 Rent

Fact Sheet
(Amounts in thousands, except per share and property data)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2019	2018	2019	2018
Operating Data (1)
Net income attributable to common shareholders	$23,520	$15,177	$62,321	$5,840
Core revenues	$244,758	$231,286	$727,111	$678,491
Core NOI	$150,896	$143,612	$455,509	$423,162
Core NOI margin	61.7%	62.1%	62.6%	62.4%
Platform Efficiency Percentage	13.2%	12.8%	12.6%	12.9%
Adjusted EBITDAre after Capex and Leasing Costs	$131,092	$123,456	$400,699	$369,596
Adjusted EBITDAre after Capex and Leasing Costs Margin	52.5%	53.0%	54.4%	54.1%
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.27	$0.26	$0.81	$0.66
Core FFO attributable to common share and unit holders	$0.28	$0.26	$0.83	$0.77
Adjusted FFO attributable to common share and unit holders	$0.24	$0.23	$0.73	$0.68

	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Selected Balance Sheet Information - end of period
Single-family properties in operation, net	$7,959,526	$7,977,518	$8,040,577	$8,020,597	$7,959,006
Total assets	$9,140,121	$9,142,623	$9,191,038	$9,001,481	$8,971,426
Outstanding borrowings under credit facilities, net	$—	$—	$99,286	$349,232	$99,176
Total Debt	$2,876,223	$2,881,774	$2,986,953	$2,842,510	$2,712,688
Total Market Capitalization	$12,892,361	$12,339,414	$11,869,149	$10,712,794	$11,299,123
Total Debt to Total Market Capitalization	22.3%	23.3%	25.2%	26.5%	24.0%
Net Debt to Adjusted EBITDAre	4.6 x	4.7 x	4.9 x	5.0 x	4.7 x
NYSE AMH Class A common share closing price	$25.89	$24.31	$22.72	$19.85	$21.89

Portfolio Data - end of period
Occupied single-family properties	48,868	49,111	48,867	47,823	47,551
Single-family properties recently acquired	139	67	366	777	540
Single-family properties in turnover process	1,698	1,408	1,441	1,855	1,882
Single-family properties leased, not yet occupied	393	384	456	383	225
Total single-family properties, excluding properties held for sale	51,098	50,970	51,130	50,838	50,198
Single-family properties held for sale (2)	1,439	1,664	1,793	1,945	2,266
Total single-family properties	52,537	52,634	52,923	52,783	52,464
Total occupancy percentage (3)	95.6%	96.4%	95.6%	94.1%	94.7%
Total Average Occupied Days Percentage	95.2%	95.4%	94.0%	94.0%	94.3%
Same-Home occupied percentage (40,517 properties)	95.7%	96.4%	96.8%	95.8%	95.8%
Same-Home Average Occupied Days Percentage (40,517 properties)	95.1%	95.7%	95.5%	94.7%	95.2%

Other Data
Distributions declared per common share	$0.05	$0.05	$0.05	$0.05	$0.05
Distributions declared per Series D perpetual preferred share	$0.41	$0.41	$0.41	$0.41	$0.41
Distributions declared per Series E perpetual preferred share	$0.40	$0.40	$0.40	$0.40	$0.40
Distributions declared per Series F perpetual preferred share	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series G perpetual preferred share	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series H perpetual preferred share (4)	$0.39	$0.39	$0.39	$0.44	$—

(1)	For the 2018 period, certain metrics include conforming adjustments under the new lease accounting standard adopted by the Company on January 1, 2019 as if it were adopted on January 1, 2018.

(2)	The period ending September 30, 2018 includes 401 properties that were identified for future sale as part of the Company’s disposition program.

(3)	Occupancy percentage is calculated based on total single-family properties, excluding properties held for sale.

(4)	Series H perpetual preferred shares offering close date and initial dividend start date was September 19, 2018, with an initial dividend declared in the fourth quarter of 2018.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	8

American Homes 4 Rent

Condensed Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2019	2018	2019	2018
Revenues:
Rents and other single-family property revenues	$293,064	$278,187	$850,672	$797,732
Other	5,240	1,865	8,696	4,807
Total revenues	298,304	280,052	859,368	802,539

Expenses:
Property operating expenses	119,791	113,600	331,066	313,430
Property management expenses	22,727	18,865	65,086	56,468
General and administrative expense	11,107	9,265	31,028	28,173
Interest expense	31,465	30,930	95,951	92,209
Acquisition and other transaction costs	651	1,055	2,455	3,687
Depreciation and amortization	82,073	79,940	246,074	237,562
Other	2,610	1,069	5,148	3,520
Total expenses	270,424	254,724	776,808	735,049

Gain on sale of single-family properties and other, net	13,521	4,953	32,895	10,449
Loss on early extinguishment of debt	—	—	(659)	(1,447)
Remeasurement of participating preferred shares	—	—	—	1,212

Net income	41,401	30,281	114,796	77,704

Noncontrolling interest	4,099	2,881	11,129	845
Dividends on preferred shares	13,782	12,223	41,346	38,804
Redemption of participating preferred shares	—	—	—	32,215

Net income attributable to common shareholders	$23,520	$15,177	$62,321	$5,840

Weighted-average common shares outstanding:
Basic	300,580,978	296,214,509	298,974,146	292,656,914
Diluted	301,032,855	296,967,649	299,479,234	293,319,245

Net income attributable to common shareholders per share:
Basic	$0.08	$0.05	$0.21	$0.02
Diluted	$0.08	$0.05	$0.21	$0.02

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	9

American Homes 4 Rent

Funds from Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2019	2018	2019	2018
Net income attributable to common shareholders	$23,520	$15,177	$62,321	$5,840
Adjustments:
Noncontrolling interests in the Operating Partnership	4,099	2,881	11,129	1,104
Net (gain) on sale / impairment of single-family properties and other	(11,871)	(4,393)	(29,812)	(7,653)
Adjustments for unconsolidated joint ventures	(325)	—	976	—
Depreciation and amortization	82,073	79,940	246,074	237,562
Less: depreciation and amortization of non-real estate assets	(1,991)	(1,845)	(5,902)	(5,462)
FFO attributable to common share and unit holders	$95,505	$91,760	$284,786	$231,391
Adjustments:
Internal leasing costs (1)	—	(2,451)	—	(5,813)
Acquisition and other transaction costs	651	1,055	2,455	3,687
Noncash share-based compensation - general and administrative	938	491	2,520	1,609
Noncash share-based compensation - property management	350	341	989	1,141
Noncash interest expense related to acquired debt	—	973	—	2,810
Loss on early extinguishment of debt	—	—	659	1,447
Remeasurement of participating preferred shares	—	—	—	(1,212)
Redemption of participating preferred shares	—	—	—	32,215
Core FFO attributable to common share and unit holders	$97,444	$92,169	$291,409	$267,275
Recurring capital expenditures (2)	(12,475)	(11,467)	(30,665)	(27,342)
Leasing costs	(1,115)	(3,722)	(3,244)	(9,556)
Internal leasing costs (1)	—	2,451	—	5,813
Adjusted FFO attributable to common share and unit holders	$83,854	$79,431	$257,500	$236,190

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.27	$0.26	$0.81	$0.66
Core FFO attributable to common share and unit holders	$0.28	$0.26	$0.83	$0.77
Adjusted FFO attributable to common share and unit holders	$0.24	$0.23	$0.73	$0.68

Weighted-average FFO shares and units:
Common shares outstanding	300,580,978	296,214,509	298,974,146	292,656,914
Share-based compensation plan (3)	611,476	753,140	660,267	662,331
Operating partnership units	52,133,502	55,350,153	53,388,074	55,350,153
Total weighted-average FFO shares and units	353,325,956	352,317,802	353,022,487	348,669,398

(1)
Adjustment amount reflects the portion of leasing costs that were previously capitalized and treated as a reduction to Adjusted FFO attributable to common share and unit holders that would be expensed under the new lease accounting standard ASU 2016-02, adopted by the Company on January 1, 2019.

(2)
As a portion of our homes are recently developed, acquired and/or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual recurring capital expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

(3)	Reflects the effect of potentially dilutive securities issuable upon the assumed vesting/exercise of restricted stock units and stock options.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	10

American Homes 4 Rent

Core Net Operating Income – Total Portfolio
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2019	2018	2019	2018
Rents from single-family properties	$243,853	$231,324	$723,208	$676,558
Fees from single-family properties	3,657	2,711	10,163	8,298
Bad debt expense	(2,752)	(2,749)	(6,260)	(6,365)
Core revenues	244,758	231,286	727,111	678,491

Property tax expense	43,782	40,607	129,626	119,708
HOA fees, net (1)	4,598	5,298	15,936	14,620
R&M and turnover costs, net (1)	22,197	19,931	59,162	57,382
Insurance	2,283	2,173	6,748	6,166
Property management expenses, net (2)	21,002	19,665	60,130	57,453
Core property operating expenses	93,862	87,674	271,602	255,329

Core NOI	$150,896	$143,612	$455,509	$423,162
Core NOI margin	61.7%	62.1%	62.6%	62.4%

	For the Three Months Ended Sep 30, 2019
	Same-Home Properties	Stabilized Properties	Non-Stabilized Properties (3)	Held for Sale Properties	Total Single-Family Properties
Property count	40,517	7,177	3,404	1,439	52,537
Average Occupied Days Percentage	95.1%	97.4%	91.4%	69.7%	94.5%

Rents from single-family properties	$188,938	$35,517	$14,302	$5,096	$243,853
Fees from single-family properties	2,837	509	268	43	3,657
Bad debt expense	(2,162)	(287)	(209)	(94)	(2,752)
Core revenues	189,613	35,739	14,361	5,045	244,758

Property tax expense	33,803	5,646	2,721	1,612	43,782
HOA fees, net (1)	3,400	695	355	148	4,598
R&M and turnover costs, net (1)	17,543	2,170	1,324	1,160	22,197
Insurance	1,726	351	136	70	2,283
Property management expenses, net (2)	15,972	3,018	1,399	613	21,002
Core property operating expenses	72,444	11,880	5,935	3,603	93,862

Core NOI	$117,169	$23,859	$8,426	$1,442	$150,896
Core NOI margin	61.8%	66.8%	58.7%	28.6%	61.7%

(1)	Presented net of tenant charge-backs.

(2)
Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees. Property management expenses, net for the 2018 period also includes an adjustment for the portion of leasing costs that were previously capitalized, that would be expensed under the new lease accounting standard ASU 2016-02, adopted by the Company on January 1, 2019.

(3)
Includes 388 newly acquired properties that do not meet the definition of Stabilized Property at the start of the quarter, 2,420 legacy-tenant properties which have not experienced tenant turnover under our ownership (the majority of which were acquired through bulk acquisitions, such as the ARPI merger) and 596 properties that were recently substituted out of our securitization collateral pools, which are currently being evaluated for potential sale, as well as properties currently out of service due to a casualty loss.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	11

American Homes 4 Rent

Same-Home Results – Quarterly and Year-to-Date Comparisons
(Amounts in thousands, except property and per property data)
(Unaudited)

	For the Three Months Ended Sep 30,			For the Nine Months Ended Sep 30,
	2019	2018	Change	2019	2018	Change
Number of Same-Home properties	40,517	40,517		40,517	40,517
Occupancy percentage as of period end	95.7%	95.8%	(0.1)%	95.7%	95.8%	(0.1)%
Average Occupied Days Percentage	95.1%	95.2%	(0.1)%	95.4%	95.1%	0.3%
Average Monthly Realized Rent per property	$1,635	$1,578	3.6%	$1,618	$1,562	3.6%
Turnover Rate	11.0%	11.0%	—%	29.5%	30.7%	(1.2)%
Turnover Rate - TTM	37.3%	N/A		37.3%	N/A

Core NOI:
Rents from single-family properties	$188,938	$182,528	3.5%	$563,082	$542,067	3.9%
Fees from single-family properties	2,837	2,124	33.6%	7,625	6,309	20.9%
Bad debt expense	(2,162)	(2,159)	0.1%	(4,813)	(5,087)	(5.4)%
Core revenues	189,613	182,493	3.9%	565,894	543,289	4.2%

Property tax expense	33,803	31,449	7.5%	98,971	93,159	6.2%
HOA fees, net (1)	3,400	4,012	(15.3)%	11,834	11,254	5.2%
R&M and turnover costs, net (1) (2)	17,543	15,638	12.2%	46,024	43,956	4.7%
Insurance	1,726	1,675	3.0%	5,089	4,803	6.0%
Property management expenses, net (3)	15,972	15,354	4.0%	46,078	45,342	1.6%
Core property operating expenses	72,444	68,128	6.3%	207,996	198,514	4.8%

Core NOI	$117,169	$114,365	2.5%	$357,898	$344,775	3.8%
Core NOI margin	61.8%	62.7%		63.2%	63.5%

Recurring Capital Expenditures	9,979	9,307	7.2%	24,576	22,194	10.7%
Core NOI After Capital Expenditures	$107,190	$105,058	2.0%	$333,322	$322,581	3.3%

Property Enhancing Capex
Resilient flooring program	$5,445	$3,374		$14,014	$7,113

Per property:
Average Recurring Capital Expenditures	$246	$230	7.2%	$607	$548	10.7%
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$679	$616	10.2%	$1,742	$1,633	6.7%

(1)	Presented net of tenant charge-backs.

(2)	Includes $1.0 million in the third quarter of 2019 and $0.3 million in the third quarter of 2018 related to multiple hurricanes and other weather-related events.

(3)
Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees. Property management expenses, net for the 2018 period also includes an adjustment for the portion of leasing costs that were previously capitalized, that would be expensed under the new lease accounting standard ASU 2016-02, adopted by the Company on January 1, 2019.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	12

American Homes 4 Rent

Same-Home Results – Sequential Quarterly Results
(Amounts in thousands, except per property data)
(Unaudited)

	For the Three Months Ended
	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Occupancy percentage as of period end	95.7%	96.4%	96.8%	95.8%	95.8%
Average Occupied Days Percentage	95.1%	95.7%	95.5%	94.7%	95.2%
Average Monthly Realized Rent per property	$1,635	$1,620	$1,600	$1,592	$1,578

Average Change in Rent for Renewals	4.1%	4.0%	4.1%	4.3%	4.0%
Average Change in Rent for Re-Leases	3.6%	6.0%	3.5%	1.5%	4.3%
Average Blended Change in Rent	3.9%	4.7%	3.9%	3.1%	4.1%

Core NOI:
Rents from single-family properties	$188,938	$188,437	$185,707	$183,288	$182,528
Fees from single-family properties	2,837	2,591	2,197	2,018	2,124
Bad debt expense	(2,162)	(1,363)	(1,288)	(1,807)	(2,159)
Core revenues	189,613	189,665	186,616	183,499	182,493

Property tax expense	33,803	33,055	32,113	31,528	31,449
HOA fees, net (1)	3,400	4,003	4,431	4,283	4,012
R&M and turnover costs, net (1)	17,543	15,150	13,331	12,320	15,638
Insurance	1,726	1,707	1,656	1,669	1,675
Property management expenses, net (2)	15,972	15,423	14,683	14,493	15,354
Core property operating expenses	72,444	69,338	66,214	64,293	68,128

Core NOI	$117,169	$120,327	$120,402	$119,206	$114,365
Core NOI margin	61.8%	63.4%	64.5%	65.0%	62.7%

Recurring Capital Expenditures	9,979	8,295	6,302	6,881	9,307
Core NOI After Capital Expenditures	$107,190	$112,032	$114,100	$112,325	$105,058

Property Enhancing Capex
Resilient flooring program	$5,445	$4,446	$4,123	$2,912	$3,374

Per property:
Average Recurring Capital Expenditures	$246	$205	$156	$170	$230
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$679	$578	$485	$474	$616

(1)	Presented net of tenant charge-backs.

(2)
Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees. Property management expenses, net for the 2018 period also includes an adjustment for the portion of leasing costs that were previously capitalized, that would be expensed under the new lease accounting standard ASU 2016-02, adopted by the Company on January 1, 2019.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	13

American Homes 4 Rent

Same-Home Results – Operating Metrics by Market

	Number of Properties	Gross Book Value per Property	% of 3Q19 NOI	Avg. Change in Rent for Renewals (1)	Avg. Change in Rent for Re-Leases (1)	Avg. Blended Change in Rent (1)
Dallas-Fort Worth, TX	3,504	$162,124	7.7%	3.9%	0.6%	2.6%
Atlanta, GA	3,430	167,771	8.5%	4.9%	5.4%	5.1%
Indianapolis, IN	2,698	153,318	5.4%	3.4%	5.0%	4.0%
Charlotte, NC	2,746	181,913	7.2%	3.9%	2.6%	3.4%
Houston, TX	2,277	166,621	4.5%	3.7%	(0.5)%	2.2%
Nashville, TN	2,020	207,898	6.3%	3.9%	0.7%	2.7%
Phoenix, AZ	1,937	164,878	4.7%	6.0%	10.3%	7.5%
Cincinnati, OH	1,899	174,575	4.8%	3.5%	3.4%	3.5%
Jacksonville, FL	1,735	158,694	4.0%	3.9%	3.1%	3.6%
Tampa, FL	1,698	188,508	3.9%	3.5%	2.6%	3.1%
Raleigh, NC	1,702	179,716	4.3%	3.6%	4.2%	3.8%
Greater Chicago area, IL and IN	1,687	181,937	3.9%	3.1%	3.5%	3.2%
Columbus, OH	1,613	160,994	4.2%	4.1%	4.4%	4.3%
Orlando, FL	1,280	171,782	3.0%	4.6%	5.1%	4.8%
Salt Lake City, UT	1,039	222,498	3.5%	4.6%	5.2%	4.9%
Las Vegas, NV	940	177,186	2.6%	5.5%	7.1%	6.0%
San Antonio, TX	890	157,515	1.7%	3.3%	0.6%	2.2%
Charleston, SC	817	185,022	1.8%	3.9%	3.3%	3.6%
Savannah/Hilton Head, SC	667	169,837	1.6%	3.4%	2.4%	3.0%
Denver, CO	637	276,799	2.5%	3.4%	3.5%	3.5%
All Other (2)	5,301	175,585	13.9%	4.4%	4.8%	4.6%
Total / Average	40,517	$175,339	100.0%	4.1%	3.6%	3.9%

	Average Occupied Days Percentage			Average Monthly Realized Rent per property
	3Q19 QTD	3Q18 QTD	Change	3Q19 QTD	3Q18 QTD	Change
Dallas-Fort Worth, TX	95.1%	93.9%	1.2%	$1,759	$1,705	3.2%
Atlanta, GA	94.5%	95.8%	(1.3)%	1,609	1,541	4.4%
Indianapolis, IN	95.4%	94.2%	1.2%	1,433	1,376	4.1%
Charlotte, NC	94.4%	94.8%	(0.4)%	1,594	1,549	2.9%
Houston, TX	94.6%	94.3%	0.3%	1,661	1,630	1.9%
Nashville, TN	93.4%	95.0%	(1.6)%	1,754	1,702	3.1%
Phoenix, AZ	96.1%	95.9%	0.2%	1,444	1,356	6.5%
Cincinnati, OH	95.1%	95.1%	—%	1,615	1,560	3.5%
Jacksonville, FL	94.7%	95.8%	(1.1)%	1,564	1,504	4.0%
Tampa, FL	94.5%	94.7%	(0.2)%	1,728	1,697	1.8%
Raleigh, NC	94.7%	95.2%	(0.5)%	1,528	1,491	2.5%
Greater Chicago area, IL and IN	95.6%	96.1%	(0.5)%	1,877	1,826	2.8%
Columbus, OH	96.3%	97.1%	(0.8)%	1,629	1,568	3.9%
Orlando, FL	95.3%	96.8%	(1.5)%	1,695	1,627	4.2%
Salt Lake City, UT	96.4%	95.0%	1.4%	1,748	1,682	3.9%
Las Vegas, NV	96.5%	97.0%	(0.5)%	1,590	1,500	6.0%
San Antonio, TX	94.4%	94.5%	(0.1)%	1,546	1,504	2.8%
Charleston, SC	94.3%	92.4%	1.9%	1,683	1,628	3.4%
Savannah/Hilton Head, SC	95.8%	95.4%	0.4%	1,535	1,497	2.5%
Denver, CO	95.3%	93.7%	1.6%	2,228	2,162	3.1%
All Other (2)	95.5%	95.5%	—%	1,588	1,520	4.5%
Total/Average	95.1%	95.2%	(0.1)%	$1,635	$1,578	3.6%

(1)	Reflected for the three months ended September 30, 2019.

(2)	Represents 15 markets in 14 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	14

American Homes 4 Rent

Condensed Consolidated Balance Sheets
(Amounts in thousands)

	Sep 30, 2019	Dec 31, 2018
	(Unaudited)
Assets
Single-family properties:
Land	$1,736,130	$1,713,496
Buildings and improvements	7,612,612	7,483,600
Single-family properties in operation	9,348,742	9,197,096
Less: accumulated depreciation	(1,389,216)	(1,176,499)
Single-family properties in operation, net	7,959,526	8,020,597
Single-family properties under development and development land	262,138	153,651
Single-family properties held for sale, net	247,529	318,327
Total real estate assets, net	8,469,193	8,492,575
Cash and cash equivalents	171,209	30,284
Restricted cash	126,801	144,930
Rent and other receivables, net	36,302	29,027
Escrow deposits, prepaid expenses and other assets	182,894	146,034
Deferred costs and other intangibles, net	7,777	12,686
Asset-backed securitization certificates	25,666	25,666
Goodwill	120,279	120,279
Total assets	$9,140,121	$9,001,481

Liabilities
Revolving credit facility	$—	$250,000
Term loan facility, net	—	99,232
Asset-backed securitizations, net	1,949,002	1,961,511
Unsecured senior notes, net	888,113	492,800
Accounts payable and accrued expenses	295,544	219,229
Amounts payable to affiliates	273	4,967
Total liabilities	3,132,932	3,027,739

Commitments and contingencies

Equity
Shareholders’ equity:
Class A common shares	3,000	2,960
Class B common shares	6	6
Preferred shares	354	354
Additional paid-in capital	5,788,950	5,732,466
Accumulated deficit	(473,893)	(491,214)
Accumulated other comprehensive income	6,862	7,393
Total shareholders’ equity	5,325,279	5,251,965
Noncontrolling interest	681,910	721,777
Total equity	6,007,189	5,973,742

Total liabilities and equity	$9,140,121	$9,001,481

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	15

American Homes 4 Rent

Debt Summary as of September 30, 2019
(Amounts in thousands)
(Unaudited)

	Secured	Unsecured	Total Balance	% of Total	Interest Rate (1)	Years to Maturity (2)
Floating rate debt:
Revolving credit facility (3)	$—	$—	$—	—%	3.22%	2.8
Total floating rate debt	—	—	—	—%	3.22%	2.8

Fixed rate debt:
AH4R 2014-SFR2	487,163	—	487,163	16.9%	4.42%	5.0
AH4R 2014-SFR3	502,713	—	502,713	17.5%	4.40%	5.2
AH4R 2015-SFR1	527,941	—	527,941	18.4%	4.14%	25.5
AH4R 2015-SFR2	458,406	—	458,406	15.9%	4.36%	26.0
2028 unsecured senior notes (4)	—	500,000	500,000	17.4%	4.08%	8.4
2029 unsecured senior notes	—	400,000	400,000	13.9%	4.90%	9.4
Total fixed rate debt	1,976,223	900,000	2,876,223	100.0%	4.36%	13.4

Total Debt	$1,976,223	$900,000	2,876,223	100.0%	4.36%	13.4

Unamortized discounts and loan costs			(39,108)
Total debt per balance sheet			$2,837,115

Maturity Schedule by Year (2)	Total Debt	% of Total
Remaining 2019	$5,179	0.2%
2020	20,714	0.7%
2021	20,714	0.7%
2022	20,714	0.7%
2023	20,714	0.7%
2024	955,927	33.2%
2025	10,302	0.4%
2026	10,302	0.4%
2027	10,302	0.4%
2028	510,302	17.7%
Thereafter	1,291,053	44.9%
Total	$2,876,223	100.0%

(1)	Interest rates on floating rate debt reflect stated rates as of period end.

(2)	Years to maturity and maturity schedule reflect all debt on a fully extended basis.

(3)
The interest rates shown above reflect the Company’s LIBOR-based borrowing rates, based on 1-month LIBOR and applicable margin as of period end. Balances reflect borrowings outstanding as of September 30, 2019.

(4)	The stated interest rate on the 2028 unsecured senior notes is 4.25%, which was effectively hedged to yield an interest rate of 4.08%.

Interest Expense Reconciliation

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
(Amounts in thousands)	2019	2018	2019	2018
Interest expense per income statement	$31,465	$30,930	$95,951	$92,209
Less: noncash interest expense related to acquired debt	—	(973)	—	(2,810)
Interest expense included in Core FFO attributable to common share and unit holders	31,465	29,957	95,951	89,399
Less: amortization of discount, loan costs and cash flow hedge	(1,876)	(1,779)	(5,588)	(5,410)
Add: capitalized interest	2,748	1,414	8,095	5,213
Cash interest	$32,337	$29,592	$98,458	$89,202

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	16

American Homes 4 Rent

Capital Structure and Credit Metrics as of September 30, 2019
(Amounts in thousands, except share and per share data)
(Unaudited)

Total Capitalization

Total Debt		$2,876,223	22.3%

Total preferred shares		883,750	6.9%

Common equity at market value:
Common shares outstanding	300,711,074
Operating partnership units	52,026,980
Total shares and units	352,738,054
NYSE AMH Class A common share closing price at September 30, 2019	$25.89
Market value of common shares and operating partnership units		9,132,388	70.8%

Total Market Capitalization		$12,892,361	100.0%

Preferred Shares	Earliest Redemption Date	Outstanding Shares			Annual Dividend Per Share	Annual Dividend Amount
Series			Per Share	Total
6.500% Series D Perpetual Preferred Shares	5/24/2021	10,750,000	$25.00	$268,750	$1.625	$17,469
6.350% Series E Perpetual Preferred Shares	6/29/2021	9,200,000	$25.00	230,000	$1.588	14,605
5.875% Series F Perpetual Preferred Shares	4/24/2022	6,200,000	$25.00	155,000	$1.469	9,106
5.875% Series G Perpetual Preferred Shares	7/17/2022	4,600,000	$25.00	115,000	$1.469	6,756
6.250% Series H Perpetual Preferred Shares	9/19/2023	4,600,000	$25.00	115,000	$1.563	7,188
Total preferred shares		35,350,000		$883,750		$55,124

Credit Ratios		Credit Ratings

Net Debt to Adjusted EBITDAre	4.6 x	Rating Agency	Rating	Outlook
Debt and Preferred Shares to Adjusted EBITDAre	6.5 x	Moody's Investor Service	Baa3	Stable
Fixed Charge Coverage	3.2 x	S&P Global Ratings	BBB-	Stable
Unencumbered Core NOI percentage	66.2%

Unsecured Senior Notes Covenant Ratios	Requirement		Actual

Ratio of Indebtedness to Total Assets	<	60.0%	27.8%
Ratio of Secured Debt to Total Assets	<	40.0%	19.1%
Ratio of Unencumbered Assets to Unsecured Debt	>	150.0%	808.3%
Ratio of Consolidated Income Available for Debt Service to Interest Expense	>	1.50 x	4.50 x

Unsecured Credit Facility Covenant Ratios	Requirement		Actual

Ratio of Total Indebtedness to Total Asset Value	<	60.0%	28.5%
Ratio of Secured Indebtedness to Total Asset Value	<	40.0%	18.4%
Ratio of Unsecured Indebtedness to Unencumbered Asset Value	<	60.0%	15.6%
Ratio of EBITDA to Fixed Charges	>	1.75 x	2.85 x
Ratio of Unencumbered NOI to Unsecured Interest Expense	>	1.75 x	10.02 x

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	17

American Homes 4 Rent

Top 20 Markets Summary as of September 30, 2019
Property Information (1)

Market	Number of Properties	Percentage of Total Properties	Gross Book Value per Property	Avg. Sq. Ft.	Avg. Age (years)
Atlanta, GA	4,780	9.4%	$177,771	2,161	17.2
Dallas-Fort Worth, TX	4,307	8.4%	164,655	2,116	15.6
Charlotte, NC	3,662	7.2%	192,010	2,093	15.6
Phoenix, AZ	3,089	6.0%	174,292	1,835	16.0
Houston, TX	3,070	6.0%	164,104	2,094	13.8
Indianapolis, IN	2,809	5.5%	153,180	1,930	17.0
Nashville, TN	2,745	5.4%	211,064	2,113	14.8
Jacksonville, FL	2,220	4.3%	174,873	1,939	14.5
Tampa, FL	2,173	4.3%	196,141	1,944	15.1
Raleigh, NC	2,042	4.0%	183,088	1,874	14.8
Columbus, OH	2,012	3.9%	171,189	1,870	17.8
Cincinnati, OH	1,975	3.9%	174,716	1,851	17.2
Greater Chicago area, IL and IN	1,759	3.4%	182,114	1,867	18.1
Orlando, FL	1,691	3.3%	179,522	1,893	18.0
Salt Lake City, UT	1,390	2.7%	243,797	2,183	17.8
San Antonio, TX	1,019	2.0%	160,390	2,019	15.7
Las Vegas, NV	1,022	2.0%	176,965	1,842	16.7
Charleston, SC	1,070	2.1%	195,148	1,954	12.4
Savannah/Hilton Head, SC	876	1.7%	179,408	1,858	12.2
Winston Salem, NC	812	1.6%	154,668	1,748	15.7
All Other (3)	6,575	12.9%	206,622	1,922	15.5
Total/Average	51,098	100.0%	$182,957	1,985	15.9
Leasing Information (1)

Market	Avg. Occupied Days Percentage (2)	Avg. Monthly Realized Rent per property (2)	Avg. Change in Rent for Renewals (2)	Avg. Change in Rent for Re-Leases (2)	Avg. Blended Change in Rent (2)
Atlanta, GA	94.5%	$1,616	4.9%	5.8%	5.2%
Dallas-Fort Worth, TX	95.1%	1,764	3.9%	1.0%	2.8%
Charlotte, NC	95.0%	1,602	3.9%	3.2%	3.6%
Phoenix, AZ	96.1%	1,436	5.9%	11.0%	7.6%
Houston, TX	94.9%	1,648	3.7%	(0.3)%	2.3%
Indianapolis, IN	95.3%	1,433	3.4%	5.0%	4.0%
Nashville, TN	93.8%	1,749	3.9%	1.2%	2.9%
Jacksonville, FL	94.5%	1,590	3.9%	3.4%	3.7%
Tampa, FL	94.6%	1,724	3.5%	2.7%	3.2%
Raleigh, NC	94.7%	1,532	3.6%	4.3%	3.8%
Columbus, OH	96.7%	1,640	4.1%	4.4%	4.2%
Cincinnati, OH	95.1%	1,618	3.5%	3.4%	3.5%
Greater Chicago area, IL and IN	95.7%	1,877	3.1%	3.5%	3.2%
Orlando, FL	95.7%	1,693	4.6%	5.6%	5.0%
Salt Lake City, UT	96.0%	1,775	4.7%	5.2%	4.9%
San Antonio, TX	94.7%	1,553	3.4%	0.8%	2.3%
Las Vegas, NV	96.8%	1,581	5.5%	7.3%	6.1%
Charleston, SC	93.2%	1,705	3.8%	3.4%	3.6%
Savannah/Hilton Head, SC	95.7%	1,559	3.5%	2.6%	3.1%
Winston Salem, NC	95.0%	1,377	4.1%	4.7%	4.4%
All Other (3)	95.7%	1,719	4.3%	4.8%	4.5%
Total/Average	95.2%	$1,641	4.1%	3.8%	4.0%

(1)	Property and leasing information excludes held for sale properties.

(2)	Reflected for the three months ended September 30, 2019.

(3)	Represents 15 markets in 14 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	18

American Homes 4 Rent

Property Additions

	3Q19 Additions		YTD 3Q19 Additions
Market	Number of Properties	Average Total Investment Cost (1)	Number of properties	Average Total Investment Cost (1)
Atlanta, GA	26	$226,401	97	$238,004
Jacksonville, FL	16	247,775	85	251,024
Nashville, TN	29	260,297	79	270,137
Charlotte, NC	26	289,664	66	284,969
Charleston, SC	38	210,860	58	235,779
Salt Lake City, UT	17	284,028	55	317,164
Tampa, FL	21	241,934	52	240,336
Seattle, WA	8	366,231	40	349,252
Savannah/Hilton Head, SC	22	196,796	37	210,532
Denver, CO	10	330,593	29	351,264
Phoenix, AZ	—	—	29	266,743
Boise, ID	8	204,372	26	238,044
Orlando, FL	12	241,458	26	238,853
Columbus, OH	9	228,025	22	229,342
Las Vegas, NV	2	254,667	2	254,667
Portland, OR	—	—	2	390,250
San Antonio, TX	—	—	2	239,363
Austin, TX	—	—	1	223,505
Total/Average	244	$247,999	708	$264,559

(1)	Reflects Estimated Total Investment Cost of traditional channel acquisitions and purchase price, including closing costs, or total internal development costs of newly constructed homes.
Property Dispositions

		3Q19 Dispositions		YTD 3Q19 Dispositions
Market	Sep 30, 2019 Single-Family Properties Held for Sale	Number of Properties	Average Net Proceeds Per Property	Number of Properties	Average Net Proceeds Per Property
Oklahoma City, OK	254	22	$173,004	115	$159,096
Greater Chicago area, IL and IN	225	30	129,704	62	137,055
Augusta, GA	168	18	163,747	60	166,251
Central Valley, CA	104	12	225,220	42	228,716
Inland Empire, CA	99	6	344,847	20	330,459
Bay Area, CA	93	12	446,487	23	428,440
Atlanta, GA	78	45	178,110	66	182,545
Dallas-Fort Worth, TX	75	13	195,127	24	197,684
Austin, TX	67	15	134,247	47	141,111
Houston, TX	66	6	200,439	20	186,149
Tampa, FL	27	10	257,338	22	238,555
Columbia, SC	18	10	164,377	25	159,300
Orlando, FL	18	12	231,786	22	218,775
Miami, FL	16	5	315,812	9	286,984
Nashville, TN	15	4	181,908	5	192,737
Indianapolis, IN	14	62	140,067	67	140,984
Phoenix, AZ	11	5	205,724	15	199,009
San Antonio, TX	11	7	157,211	10	165,698
Charlotte, NC	9	3	245,328	3	245,328
Raleigh, NC	8	2	205,568	8	208,458
All Other (1)(2)	63	42	195,380	289	190,944
Total/Average	1,439	341	$187,724	954	$187,893

(1)	Represents 18 markets in 14 states.

(2)	Net proceeds for the nine months ended September 30, 2019 include a $30.7 million note receivable, before a $1.2 million discount, related to the disposition of 215 properties in Corpus Christi, TX.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	19

American Homes 4 Rent

Lease Expirations

	MTM	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Thereafter
Lease expirations	2,050	8,427	11,487	13,365	12,229	1,703

Share Repurchase / ATM Issuance History
(Amounts in thousands, except share and per share data)

	Share Repurchases			ATM Share Issuances
Quarterly Period	Common Shares Repurchased	Purchase Price	Avg. Price Paid Per Share	Common Shares Issued	Gross Proceeds	Avg. Issuance Price Per Share
1Q18	1,804,163	$34,933	$19.36	—	$—	$—
2Q18	—	—	—	—	—	—
3Q18	—	—	—	—	—	—
4Q18	—	—	—	—	—	—
1Q19	—	—	—	—	—	—
2Q19	—	—	—	—	—	—
3Q19	—	—	—	—	—	—
Total	1,804,163	34,933	$19.36	—	—	$—
	Remaining authorization:	$265,067		Remaining authorization:	$500,000

Home Price Appreciation Trends
The table below summarizes historic changes in the House Price Index of the Federal Housing Finance Agency (“FHFA”), known as the Quarterly Purchase-Only Index, specifically the non-seasonally adjusted “Purchase-Only Index” for the “100 Largest Metropolitan Statistical Areas.”

	HPA Index (1)									HPA Index Change
Market (2)	Dec 31, 2012	Dec 31, 2013	Dec 31, 2014	Dec 31, 2015	Dec 31, 2016	Dec 31, 2017	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019
Atlanta, GA	100.0	114.2	122.3	132.0	143.0	152.6	165.1	167.7	172.6	72.6%
Dallas-Fort Worth, TX (3)	100.0	108.4	115.2	127.6	140.1	153.7	160.7	162.9	166.5	66.5%
Charlotte, NC	100.0	113.4	118.8	126.8	136.6	148.2	157.5	159.6	164.1	64.1%
Phoenix, AZ	100.0	118.0	123.3	135.9	146.1	157.2	170.2	171.4	174.9	74.9%
Houston, TX	100.0	110.8	123.1	130.1	133.0	137.0	139.7	141.0	143.8	43.8%
Indianapolis, IN	100.0	106.4	112.3	117.8	124.5	134.2	142.3	146.6	150.0	50.0%
Nashville, TN	100.0	111.0	117.4	131.1	141.1	156.6	165.0	170.4	170.8	70.8%
Jacksonville, FL	100.0	114.2	121.7	127.7	142.3	150.6	166.7	166.3	176.8	76.8%
Tampa, FL	100.0	113.0	121.1	132.3	149.1	160.4	173.4	177.5	182.0	82.0%
Raleigh, NC	100.0	106.7	111.6	120.0	130.8	135.8	146.0	149.5	151.2	51.2%
Columbus, OH	100.0	108.9	114.5	120.8	131.5	141.8	148.9	150.3	157.7	57.7%
Cincinnati, OH	100.0	104.9	111.2	115.7	121.4	128.3	136.2	137.0	141.5	41.5%
Greater Chicago area, IL and IN	100.0	111.0	115.1	118.8	126.3	130.5	133.7	134.2	138.5	38.5%
Orlando, FL	100.0	110.3	123.5	135.4	144.9	158.9	168.6	173.3	179.6	79.6%
Salt Lake City, UT	100.0	109.4	114.5	123.2	133.0	146.5	158.8	162.9	168.4	68.4%
San Antonio, TX	100.0	101.1	108.0	113.9	124.7	133.8	137.7	142.3	145.2	45.2%
Las Vegas, NV	100.0	125.1	141.3	149.0	161.5	182.0	207.9	212.5	212.6	112.6%
Charleston, SC (4)	100.0	109.4	119.9	137.0	148.0	165.5	165.8	175.5	175.6	75.6%
Savannah/Hilton Head, SC (4)	100.0	109.4	119.9	137.0	148.0	165.5	165.8	175.5	175.6	75.6%
Winston Salem, NC	100.0	99.7	96.6	105.6	112.7	117.7	125.7	128.3	129.5	29.5%
Average										63.9%

(1)
Updates to the Quarterly Purchase-Only Index are released by the FHFA on approximately the 20th day of the second month following quarter-end. Accordingly, information in the above table has been presented through June 30, 2019. For the illustrative purposes of this table, the HPA Index has been indexed as of December 31, 2012, and, as such, HPA Index values presented are relative measures calculated in relation to the baseline index value of 100.0 as of December 31, 2012.

(2)	Reflects top 20 markets as of 9/30/2019.

(3)	Our Dallas-Fort Worth, TX market is comprised of the Dallas-Plano-Irving and Fort Worth-Arlington-Grapevine Metropolitan Divisions.

(4)	Our Charleston, SC and Savannah/Hilton Head, SC markets are both indexed to the Charleston-North Charleston Metropolitan Division.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	20

American Homes 4 Rent

2019 Guidance
Guidance Summary

Full Year 2019
	Previous Guidance	Current Guidance
Core FFO attributable to common share and unit holders	$1.06 - $1.14	$1.10 - $1.12

Same-Home
Core revenues growth	3.2% - 4.2%	3.8% - 4.2%
Core property operating expenses growth	3.5% - 4.5%	4.7% - 5.1%
Core NOI growth	3.0% - 4.0%	3.3% - 3.7%
Core NOI After Capital Expenditures growth	2.6% - 3.6%	2.9% - 3.3%
Changes to Full Year 2019 guidance:

•	Core FFO attributable to common share and unit holders revised to reflect higher NOI growth from Non-Same-Home properties.

•	Same-Home Core revenues growth revised to reflect better than expected strength in Average Occupied Days.

•	Same-Home Core property operating expenses growth revised to reflect higher than expected property tax expense related to outsized 2019 valuation increases.
Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income or loss, total revenues and property operating expenses, or a reconciliation of the above-listed forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, net gain or loss on sales and impairment of single-family properties, casualty loss, Non-Same-Home revenues and Non-Same-Home property operating expenses. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	21

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations
(Unaudited)

Average Blended Change in Rent
The percentage change in rent on all non-month-to-month lease renewals and re-leases during the period, compared to the annual rent of the previous expired non-month-to-month lease for each individual property.

Average Change in Rent for Re-Leases
The percentage change in annual rent on properties re-leased during the period, compared to the annual rent of the previous expired lease for each individual property.

Average Change in Rent for Renewals
The percentage change in rent on non-month-to-month lease renewals during the period.

Average Monthly Realized Rent
For the related period, Average Monthly Realized Rent is calculated as rents from single-family properties divided by the product of (a) number of properties and (b) Average Occupied Days Percentage, divided by the number of months. For properties partially owned during the period, this calculation is adjusted to reflect the number of days of ownership.

Average Occupied Days Percentage
The number of days a property is occupied in the period divided by the total number of days the property is owned during the same period. This calculation excludes properties classified as held for sale.

Core Net Operating Income (“Core NOI”) and Same-Home Core NOI After Capital Expenditures
Core NOI, which we also present separately for our Same-Home, unencumbered and encumbered portfolios, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as total revenues, excluding expenses reimbursed by tenant charge-backs and other revenues, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense and expenses reimbursed by tenant charge-backs.

Core NOI also excludes (1) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value, (2) noncash gain or loss on conversion of shares or units, (3) gain or loss on early extinguishment of debt, (4) hurricane-related charges, net, which result in material charges to the impacted single-family properties, (5) gain or loss on sales of single-family properties and other, (6) depreciation and amortization, (7) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties, (8) noncash share-based compensation expense, (9) interest expense, (10) general and administrative expense, (11) other expenses and (12) other revenues. We believe Core NOI provides useful information to investors about the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs. We further adjust Core NOI for our Same-Home portfolio by subtracting recurring capital expenditures to calculate Same-Home Core NOI After Capital Expenditures, which we believe provides useful information to investors because it more fully reflects our operating performance after the impact of all property-level expenditures, regardless of whether they are capitalized or expensed.

Core NOI and Same-Home Core NOI After Capital Expenditures should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income or loss or net cash flows from operating activities (as computed in accordance with GAAP).

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI, Same-Home Core NOI After Capital Expenditures, Unencumbered Core NOI and Encumbered Core NOI to their respective GAAP metrics for the three and nine months ended September 30, 2019 and 2018 (amounts in thousands):

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2019	2018	2019	2018
Core revenues and Same-Home core revenues
Total revenues	$298,304	$280,052	$859,368	$802,539
Tenant charge-backs	(48,306)	(44,152)	(123,561)	(112,876)
Other revenues	(5,240)	(1,865)	(8,696)	(4,807)
Bad debt expense	—	(2,749)	—	(6,365)
Core revenues	244,758	231,286	727,111	678,491
Less: Non-Same-Home core revenues	55,145	48,793	161,217	135,202
Same-Home core revenues	$189,613	$182,493	$565,894	$543,289
Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$119,791	$113,600	$331,066	$313,430
Property management expenses	22,727	18,865	65,086	56,468
Noncash share-based compensation - property management	(350)	(341)	(989)	(1,141)
Expenses reimbursed by tenant charge-backs	(48,306)	(44,152)	(123,561)	(112,876)
Bad debt expense	—	(2,749)	—	(6,365)
Internal leasing costs (1)	—	2,451	—	5,813
Core property operating expenses	93,862	87,674	271,602	255,329
Less: Non-Same-Home core property operating expenses	21,418	19,546	63,606	56,815
Same-Home core property operating expenses	$72,444	$68,128	$207,996	$198,514

Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures
Net income	$41,401	$30,281	$114,796	$77,704
Remeasurement of participating preferred shares	—	—	—	(1,212)
Loss on early extinguishment of debt	—	—	659	1,447
Gain on sale of single-family properties and other, net	(13,521)	(4,953)	(32,895)	(10,449)
Depreciation and amortization	82,073	79,940	246,074	237,562
Acquisition and other transaction costs	651	1,055	2,455	3,687
Noncash share-based compensation - property management	350	341	989	1,141
Interest expense	31,465	30,930	95,951	92,209
General and administrative expense	11,107	9,265	31,028	28,173
Other expenses	2,610	1,069	5,148	3,520
Other revenues	(5,240)	(1,865)	(8,696)	(4,807)
Internal leasing costs (1)	—	(2,451)	—	(5,813)
Core NOI	150,896	143,612	455,509	423,162
Less: Non-Same-Home Core NOI	33,727	29,247	97,611	78,387
Same-Home Core NOI	117,169	114,365	357,898	344,775
Less: Same-Home recurring capital expenditures	9,979	9,307	24,576	22,194
Same-Home Core NOI After Capital Expenditures	$107,190	$105,058	$333,322	$322,581

Unencumbered Core NOI and Encumbered Core NOI
Core NOI	$150,896	$143,612	$455,509	$423,162
Less: Encumbered Core NOI	51,072	50,515	156,085	151,831
Unencumbered Core NOI	$99,824	$93,097	$299,424	$271,331

(1)
Adjustment amount reflects the portion of leasing costs that were previously capitalized, that would be expensed under the new lease accounting standard ASU 2016-02, adopted by the Company on January 1, 2019.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures to their respective GAAP metrics for the trailing five quarters (amounts in thousands):

	For the Three Months Ended
	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Core revenues and Same-Home core revenues
Total revenues	$298,304	$281,860	$279,204	$270,316	$280,052
Tenant charge-backs	(48,306)	(35,303)	(39,952)	(33,917)	(44,152)
Other revenues	(5,240)	(1,946)	(1,510)	(1,373)	(1,865)
Bad debt expense	—	—	—	(2,367)	(2,749)
Core revenues	244,758	244,611	237,742	232,659	231,286
Less: Non-Same-Home core revenues	55,145	54,946	51,126	49,160	48,793
Same-Home core revenues	$189,613	$189,665	$186,616	$183,499	$182,493

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$119,791	$104,591	$106,684	$99,475	$113,600
Property management expenses	22,727	21,650	20,709	18,105	18,865
Noncash share-based compensation - property management	(350)	(346)	(293)	(217)	(341)
Expenses reimbursed by tenant charge-backs	(48,306)	(35,303)	(39,952)	(33,917)	(44,152)
Bad debt expense	—	—	—	(2,367)	(2,749)
Internal leasing costs (1)	—	—	—	2,171	2,451
Core property operating expenses	93,862	90,592	87,148	83,250	87,674
Less: Non-Same-Home core property operating expenses	21,418	21,254	20,934	18,957	19,546
Same-Home core property operating expenses	$72,444	$69,338	$66,214	$64,293	$68,128

Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures
Net income	$41,401	$40,304	$33,091	$34,734	$30,281
Loss on early extinguishment of debt	—	659	—	—	—
Gain on sale of single-family properties and other, net	(13,521)	(13,725)	(5,649)	(7,497)	(4,953)
Depreciation and amortization	82,073	82,840	81,161	81,123	79,940
Acquisition and other transaction costs	651	970	834	1,538	1,055
Noncash share-based compensation - property management	350	346	293	217	341
Interest expense	31,465	32,571	31,915	30,691	30,930
General and administrative expense	11,107	10,486	9,435	8,402	9,265
Other expenses	2,610	1,514	1,024	3,745	1,069
Other revenues	(5,240)	(1,946)	(1,510)	(1,373)	(1,865)
Internal leasing costs (1)	—	—	—	(2,171)	(2,451)
Core NOI	150,896	154,019	150,594	149,409	143,612
Less: Non-Same-Home Core NOI	33,727	33,692	30,192	30,203	29,247
Same-Home Core NOI	117,169	120,327	120,402	119,206	114,365
Less: Same-Home recurring capital expenditures	9,979	8,295	6,302	6,881	9,307
Same-Home Core NOI After Capital Expenditures	$107,190	$112,032	$114,100	$112,325	$105,058

(1)
Adjustment amount reflects the portion of leasing costs that were previously capitalized, that would be expensed under the new lease accounting standard ASU 2016-02, adopted by the Company on January 1, 2019.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Credit Ratios
We present the following selected metrics because we believe they are helpful as supplemental measures in assessing the Company’s ability to service its financing obligations and in evaluating balance sheet leverage against that of other real estate companies. The tables below reconcile these metrics, which are calculated in part based on several non-GAAP financial measures.

Debt and Preferred Shares to Adjusted EBITDAre

(Amounts in thousands)	Sep 30, 2019
Total Debt	$2,876,223
Preferred shares at liquidation value	883,750
Total Debt and preferred shares	$3,759,973

Adjusted EBITDAre - TTM	$578,942

Debt and Preferred Shares to Adjusted EBITDAre	6.5 x

Fixed Charge Coverage

(Amounts in thousands)	For the Trailing Twelve Months Ended Sep 30, 2019
Interest expense per income statement	$126,642
Less: noncash interest expense related to acquired debt	(493)
Less: amortization of discount, loan costs and cash flow hedge	(7,368)
Add: capitalized interest	9,553
Cash interest	128,334
Dividends on preferred shares	55,128
Fixed charges	$183,462

Adjusted EBITDAre - TTM	$578,942

Fixed Charge Coverage	3.2 x

Net Debt to Adjusted EBITDAre

(Amounts in thousands)	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Total Debt	$2,876,223	$2,881,774	$2,986,953	$2,842,510	$2,712,688
Less: cash and cash equivalents	(171,209)	(119,176)	(154,584)	(30,284)	(110,138)
Less: asset-backed securitization certificates	(25,666)	(25,666)	(25,666)	(25,666)	(25,666)
Less: restricted cash related to securitizations	(40,058)	(49,032)	(43,535)	(45,716)	(45,478)
Net Debt	$2,639,290	$2,687,900	$2,763,168	$2,740,844	$2,531,406

Adjusted EBITDAre - TTM	$578,942	$572,905	$564,543	$550,828	$537,221

Net Debt to Adjusted EBITDAre	4.6 x	4.7 x	4.9 x	5.0 x	4.7 x

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Unencumbered Core NOI Percentage

(Amounts in thousands)	For the Three Months Ended Sep 30, 2019
Unencumbered Core NOI	$99,824
Core NOI	$150,896
Unencumbered Core NOI Percentage	66.2%

EBITDA / EBITDAre / Adjusted EBITDAre / Adjusted EBITDAre after Capex and Leasing Costs / Adjusted EBITDAre Margin / Adjusted EBITDAre after Capex and Leasing Costs Margin
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. EBITDAre is a supplemental non-GAAP financial measure, which we calculate in accordance with the definition approved by the National Association of Real Estate Investment Trusts (“NAREIT”) by adjusting EBITDA for the net gain or loss on sales / impairment of single-family properties and other and adjusting for unconsolidated partnerships and joint ventures on the same basis. Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting EBITDAre for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to the impacted single-family properties, (4) gain or loss on early extinguishment of debt, (5) gain or loss on conversion of shares and units and (6) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value. Adjusted EBITDAre after Capex and Leasing Costs is a supplemental non-GAAP financial measure calculated by adjusting Adjusted EBITDAre for (1) recurring capital expenditures and (2) leasing costs. Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDAre divided by total revenues, net of tenant charge-backs and adjusted for unconsolidated joint ventures. Adjusted EBITDAre after Capex and Leasing Costs Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDAre after Capex and Leasing Costs divided by total revenues, net of tenant charge-backs and adjusted for unconsolidated joint ventures. We believe these metrics provide useful information to investors because they exclude the impact of various income and expense items that are not indicative of operating performance.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income or loss, as determined in accordance with GAAP, to EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted EBITDAre after Capex and Leasing Costs, Adjusted EBITDAre Margin and Adjusted EBITDAre after Capex and Leasing Costs Margin for the three and nine months ended September 30, 2019 and 2018 (amounts in thousands):

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2019	2018	2019	2018
Net income	$41,401	$30,281	$114,796	$77,704
Interest expense	31,465	30,930	95,951	92,209
Depreciation and amortization	82,073	79,940	246,074	237,562
EBITDA	$154,939	$141,151	$456,821	$407,475

Net (gain) on sale / impairment of single-family properties and other	(11,871)	(4,393)	(29,812)	(7,653)
Adjustments for unconsolidated joint ventures	(325)	—	976	—
EBITDAre	$142,743	$136,758	$427,985	$399,822

Noncash share-based compensation - general and administrative	938	491	2,520	1,609
Noncash share-based compensation - property management	350	341	989	1,141
Acquisition and other transaction costs	651	1,055	2,455	3,687
Loss on early extinguishment of debt	—	—	659	1,447
Remeasurement of participating preferred shares	—	—	—	(1,212)
Adjusted EBITDAre	$144,682	$138,645	$434,608	$406,494

Recurring capital expenditures (1)	(12,475)	(11,467)	(30,665)	(27,342)
Leasing costs	(1,115)	(3,722)	(3,244)	(9,556)
Adjusted EBITDAre after Capex and Leasing Costs	$131,092	$123,456	$400,699	$369,596

Total revenues	$298,304	$280,052	$859,368	$802,539
Less: tenant charge-backs	(48,306)	(44,152)	(123,561)	(112,876)
Adjustments for unconsolidated joint ventures	(325)	—	976	—
Bad debt expense	—	(2,749)	—	(6,365)
Total revenues, net of tenant charge-backs and adjustments for unconsolidated joint ventures	$249,673	$233,151	$736,783	$683,298

Adjusted EBITDAre Margin	57.9%	59.5%	59.0%	59.5%

Adjusted EBITDAre after Capex and Leasing Costs Margin	52.5%	53.0%	54.4%	54.1%

(1)
As a portion of our homes are recently developed, acquired and/or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual recurring capital expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income or loss, as determined in accordance with GAAP, to EBITDA, EBITDAre and Adjusted EBITDAre for the following trailing twelve-month periods (amounts in thousands):

	For the Trailing Twelve Months Ended
	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Net income	$149,530	$138,410	$124,004	$112,438	$108,237
Interest expense	126,642	126,107	125,514	122,900	117,956
Depreciation and amortization	327,197	325,064	320,543	318,685	313,393
EBITDA	$603,369	$589,581	$570,061	$554,023	$539,586

Net (gain) on sale / impairment of single-family properties and other	(34,247)	(26,769)	(15,677)	(12,088)	(7,210)
Adjustments for unconsolidated joint ventures	976	1,301	554	—	—
EBITDAre	$570,098	$564,113	$554,938	$541,935	$532,376

Noncash share-based compensation - general and administrative	2,986	2,539	2,136	2,075	2,255
Noncash share-based compensation - property management	1,206	1,197	1,274	1,358	1,532
Acquisition and other transaction costs	3,993	4,397	4,748	5,225	4,496
Hurricane-related charges, net	—	—	—	—	(2,173)
Loss on early extinguishment of debt	659	659	1,447	1,447	1,447
Remeasurement of participating preferred shares	—	—	—	(1,212)	(2,712)
Adjusted EBITDAre	$578,942	$572,905	$564,543	$550,828	$537,221

Estimated Total Investment Cost
Represents the sum of purchase price, closing costs and if applicable, estimated initial renovation costs for homes purchased through traditional Broker and Trustee channels.

FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the definition approved by NAREIT, which defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties, (2) noncash share-based compensation expense, (3) noncash interest expense related to acquired debt, (4) hurricane-related charges, net, which result in material charges to the impacted single-family properties, (5) gain or loss on early extinguishment of debt, (6) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value, and (7) the allocation of income to our participating preferred shares in connection with their redemption.

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) recurring capital expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) capitalized leasing costs incurred during the period. As a portion of our homes are recently developed, acquired and/or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual recurring capital expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many investors and analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders provides useful information to investors because this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation. We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, provide useful information to investors because they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net income or net cash provided by operating activities, each as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Refer to Funds from Operations for a reconciliation of these metrics to net income or loss attributable to common shareholders, determined in accordance with GAAP.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Historical FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
The following reconciliations of previously reported net income (loss) attributable to common shareholders to FFO / Core FFO / Adjusted FFO attributable to common share and unit holders include conforming adjustments for the new lease accounting standard ASU 2016-02, adopted by the Company on January 1, 2019.

	For the Year Ended	For the Three Months Ended
	Dec 31, 2018	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Net income (loss) attributable to common shareholders	$23,472	$17,632	$15,177	$(15,151)	$5,814
Adjustments:
Noncontrolling interests in the Operating Partnership	4,424	3,320	2,881	(2,902)	1,125
Net (gain) on sale / impairment of single-family properties and other	(12,088)	(4,435)	(4,393)	(1,704)	(1,556)
Depreciation and amortization	318,685	81,123	79,940	78,319	79,303
Less: depreciation and amortization of non-real estate assets	(7,352)	(1,890)	(1,845)	(1,787)	(1,830)
FFO attributable to common share and unit holders	$327,141	$95,750	$91,760	$56,775	$82,856
Adjustments:
Internal leasing costs (1)	(7,984)	(2,171)	(2,451)	(1,773)	(1,589)
Acquisition and other transaction costs	5,225	1,538	1,055	1,321	1,311
Noncash share-based compensation - general and administrative	2,075	466	491	520	598
Noncash share-based compensation - property management	1,358	217	341	423	377
Noncash interest expense related to acquired debt	3,303	493	973	937	900
Loss on early extinguishment of debt	1,447	—	—	1,447	—
Remeasurement of participating preferred shares	(1,212)	—	—	—	(1,212)
Redemption of participating preferred shares	32,215	—	—	32,215	—
Core FFO attributable to common share and unit holders	$363,568	$96,293	$92,169	$91,865	$83,241
Recurring capital expenditures	(35,888)	(8,546)	(11,467)	(8,489)	(7,386)
Leasing costs	(12,603)	(3,047)	(3,722)	(3,111)	(2,723)
Internal leasing costs (1)	7,984	2,171	2,451	1,773	1,589
Adjusted FFO attributable to common share and unit holders	$323,061	$86,871	$79,431	$82,038	$74,721

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.94	$0.27	$0.26	$0.16	$0.24
Core FFO attributable to common share and unit holders	$1.04	$0.27	$0.26	$0.26	$0.24
Adjusted FFO attributable to common share and unit holders	$0.92	$0.25	$0.23	$0.23	$0.22

Weighted-average FFO shares and units:
Common shares outstanding	293,640,500	296,559,183	296,214,509	295,462,572	286,183,429
Share-based compensation plan	627,830	508,028	753,140	587,270	544,434
Operating partnership units	55,350,062	55,349,791	55,350,153	55,350,153	55,350,153
Total weighted-average FFO shares and units	349,618,392	352,417,002	352,317,802	351,399,995	342,078,016

(1)
Adjustment amount reflects the portion of leasing costs that were previously capitalized and treated as a reduction to Adjusted FFO attributable to common share and unit holders that would be expensed under the new lease accounting standard ASU 2016-02, adopted by the Company on January 1, 2019.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

FFO Shares and Units
Includes weighted-average common shares and operating partnership units outstanding, as well as potentially dilutive securities.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

Platform Efficiency Percentage
Management costs, including (1) property management expenses, net of tenant charge-backs and excluding noncash share-based compensation expense, (2) general and administrative expense, excluding noncash share-based compensation expense and (3) leasing costs, as a percentage of total portfolio rents and fees.

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
(amounts in thousands)	2019	2018	2019	2018
Property management expenses	$22,727	$18,865	$65,086	$56,468
Less: tenant charge-backs	(1,375)	(1,310)	(3,967)	(3,688)
Less: noncash share-based compensation - property management	(350)	(341)	(989)	(1,141)
Add: internal leasing costs (1)	—	2,451	—	5,813
Property management expenses, net	21,002	19,665	60,130	57,452

General and administrative expense	11,107	9,265	31,028	28,173
Less: noncash share-based compensation - general and administrative	(938)	(491)	(2,520)	(1,609)
General and administrative expense, net	10,169	8,774	28,508	26,564

Leasing costs	1,115	3,722	3,244	9,556
Less: internal leasing costs (1)	—	(2,451)	—	(5,813)
Leasing costs, net	1,115	1,271	3,244	3,743

Platform costs	$32,286	$29,710	$91,882	$87,759

Total revenues	$298,304	$280,052	$859,368	$802,539
Less: tenant charge-backs	(48,306)	(44,152)	(123,561)	(112,876)
Less: other revenues	(5,240)	(1,865)	(8,696)	(4,807)
Less: bad debt expense	—	(2,749)	—	(6,365)
Total portfolio rents and fees	$244,758	$231,286	$727,111	$678,491

Platform Efficiency Percentage	13.2%	12.8%	12.6%	12.9%

(1)
Adjustment amount reflects the portion of leasing costs that were previously capitalized, that would be expensed under the new lease accounting standard ASU 2016-02, adopted by the Company on January 1, 2019.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Property Enhancing Capex
Includes elective capital expenditures to enhance the operating profile of a property, such as investments to increase future revenues or reduce maintenance expenditures.

Recurring Capital Expenditures
For our Same-Home portfolio, recurring capital expenditures includes replacement costs and other capital expenditures recorded during the period that are necessary to help preserve the value and maintain functionality of our properties. For our total portfolio, we calculate recurring capital expenditures by multiplying (a) current period actual recurring capital expenditures per Same-Home property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has been taken out of service as a result of a casualty loss.

Stabilized Property
A property acquired individually (i.e., not through a bulk purchase) is classified as stabilized once it has been renovated by the Company or newly constructed and then initially leased or available for rent for a period greater than 90 days. Properties acquired through a bulk purchase are first considered non-stabilized, as an entire group, until (1) we have owned them for an adequate period of time to allow for complete on-boarding to our operating platform, and (2) a substantial portion of the properties have experienced tenant turnover at least once under our ownership, providing the opportunity for renovations and improvements to meet our property standards. After such time has passed, properties acquired through a bulk purchase are then evaluated on an individual property basis under our standard stabilization criteria.

Total Debt
Includes principal balances on asset-backed securitizations, unsecured senior notes, exchangeable senior notes, secured notes payable and borrowings outstanding under our revolving credit facility and term loan facility as of period end, and excludes unamortized discounts, the value of exchangeable senior notes classified within equity and unamortized deferred financing costs.

Total Market Capitalization
Includes the market value of all outstanding common shares and operating partnership units (based on the NYSE AMH Class A common share closing price as of period end), the current liquidation value of preferred shares as of period end and Total Debt.

Turnover Rate
The number of tenant move-outs during the period divided by the total number of properties.

Unsecured Senior Notes Covenant Ratios and Unsecured Credit Facility Covenant Ratios
Debt covenant compliance ratios for the unsecured senior notes show the Company’s compliance with selected covenants on the 2028 Unsecured Senior Notes provided in the Indenture dated as of February 7, 2018, as supplemented by the First Supplemental Indenture dated as of February 7, 2018, which have been filed as exhibits to the Company’s SEC reports, and the 2029 Unsecured Senior Notes provided in the Indenture dated as of February 7, 2018, as supplemented by the Second Supplemental Indenture dated as of January 23, 2019, which have been filed as exhibits to the Company’s SEC reports. The ratios for the Unsecured Credit Facility covenants show the Company’s compliance with selected covenants provided in the Credit Agreement dated as of August 17, 2016, as amended by Amendment No. 1 to Credit Agreement dated as of June 30, 2017, which have been filed as exhibits to the Company’s SEC reports.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The debt covenant compliance ratios are provided only to show the Company’s compliance with certain covenants contained in the Indenture governing its unsecured debt securities and in the Credit Agreement, as of the date reported. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the Indenture or the Credit Agreement, and may differ materially from similar terms used elsewhere in this document and used by other companies that present information about their covenant compliance. For risks related to failure to comply with these covenants, see “Risk Factors – Risks Related to Our Business” and other risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and in the Company’s subsequent filings with the SEC.

Executive Management

David P. Singelyn	Jack Corrigan
Chief Executive Officer	Chief Investment Officer

Bryan Smith	Christopher C. Lau
Chief Operating Officer	Chief Financial Officer

Sara H. Vogt-Lowell	Stephanie G. Heim
Chief Legal Officer	Chief Governance Officer

Corporate Information	Investor Relations

American Homes 4 Rent	(855) 794-AH4R (2447)
30601 Agoura Road, Suite 200	investors@ah4r.com
Agoura Hills, CA 91301
(805) 413-5300
www.americanhomes4rent.com

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Corporate & Property Management Headquarters
Property Management Offices
AMH State Presence

Analyst Coverage (1)

B. Riley FBR, Inc.	Bank of America Merrill Lynch	BTIG	Citi
Alex Rygiel	Jeff Spector	Ryan Gilbert	Michael Bilerman
arygiel@brileyfbr.com	jeff.spector@baml.com	rgilbert@btig.com	michael.bilerman@citi.com

Credit Suisse	Evercore ISI	Green Street Advisors	JMP Securities
Douglas Harter	Steve Sakwa	John Pawlowski	Aaron Hecht
douglas.harter@credit-suisse.com	steve.sakwa@evercoreisi.com	jpawlowski@greenst.com	ahecht@jmpsecurities.com

JP Morgan Securities	Keefe, Bruyette & Woods, Inc.	Mizuho Securities USA Inc.	Morgan Stanley
Anthony Paolone	Jade Rahmani	Haendel St. Juste	Richard Hill
anthony.paolone@jpmorgan.com	jrahmani@kbw.com	haendel.st.juste@mizuho-sc.com	richard.hill1@morganstanley.com

Raymond James & Associates, Inc.	Robert W. Baird & Co.	Wells Fargo Securities	Zelman & Associates
Buck Horne	Andrew Babin	Robert LaQuaglia	Dennis McGill
buck.horne@raymondjames.com	dbabin@rwbaird.com	robert.laquaglia@wellsfargo.com	dennis@zelmanassociates.com

(1)
The sell-side analysts listed above follow American Homes 4 Rent (“AMH”). Any opinions, estimates or forecasts regarding AMH’s performance made by these analysts are theirs alone and do not represent the opinions, forecasts or predictions of AMH or its management. AMH does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions, or recommendations. The above list may not be complete and is subject to change as firms add or discontinue coverage.